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                                                                EXHIBIT 5.1



                               February 28, 1997


Board of Directors
Laser Vision Centers, Inc.
540 Maryville Dr.
Suite 200
St. Louis, MO  63141

Gentlemen:

        We have acted as Securities Counsel for Laser Vision Centers, Inc. (the "Company") with respect to the Registration Statement on Form S-1 (the "Registration Statement"), filed by the Company with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1993, as amended, of 2,717,209 shares of Common Stock, par value $.01 per share the "Common Stock") on behalf of certain selling shareholders.

        We have examined corporate records of the Company, laws and regulations and other information we have deemed relevant, including the Company's charter, by-laws and certificates received from state officials and from officers of the Company. In delivering this opinion, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, photostatic or conformed copies and the correctness of statements submitted to us by officers of the Company.

        Based solely on the foregoing, we are of the opinion that:

        1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

        2. The Common Stock has been legally issued, and is fully paid and nonassessable.

        We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption "Legal Opinions" in the Prospectus which is a part of the Registration Statement.


                                        Very truly yours,

                                        /s/Dankenbring, Greiman,
                                           Osterholt & Hoffman, P.C.

                                        Dankenbring, Greiman,
                                          Osterholt & Hoffman, P.C.